UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2006
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51665 (Commission File Number)	20-0161599 (IRS Employer Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     On September 11, 2006, each of the following executive officers of Somaxon Pharmaceuticals, Inc. (“Somaxon”) established a stock trading plan for the sale of shares of common stock of Somaxon in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Kenneth M. Cohen, President and Chief Executive Officer; Susan E. Dubé, Senior Vice President, Corporate Development; Jeffrey W. Raser, Senior Vice President, Sales and Marketing; Philip Jochelson, M.D., Senior Vice President and Chief Medical Officer; and Meg M. McGilley, Vice President and Chief Financial Officer.
     This type of trading plan generally allows a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by a person while in possession of material nonpublic information. Consistent with Rule 10b5-1, Somaxon’s insider trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are not in possession of any material nonpublic information at the time they adopt such plans.
     Under each of these plans, the plan’s agent will undertake to sell specified numbers of shares periodically if the stock is trading above certain prearranged minimum prices. After implementation of the plans, the individual stockholders will have no control over the timing of any sales under the plans. The earliest any sale may occur under the plans is two weeks after the effective date of the plans, and the term of each of the plans is one year. Any sales under the plans will be publicly disclosed to the extent required by Rule 16a-3 of the Exchange Act.
     Pursuant to the stock trading plan adopted by Mr. Cohen, the sale of up to 75,000 shares of Somaxon common stock currently beneficially owned by him may occur. Pursuant to the stock trading plan adopted by Ms. Dubé, the sale of up to 68,756 shares of Somaxon common stock currently beneficially owned by her may occur. Pursuant to the stock trading plan adopted by Mr. Raser, the sale of up to 70,000 shares of Somaxon common stock currently beneficially owned by him may occur. Pursuant to the stock trading plan adopted by Dr. Jochelson, the sale of up to 67,294 shares of Somaxon common stock currently beneficially owned by him or issuable upon the exercise of stock options may occur. Pursuant to the stock trading plan adopted by Ms. McGilley, the sale of up to 78,000 shares of Somaxon common stock currently beneficially owned by her may occur.
     Somaxon does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modification, termination, transaction or other activity under any publicly announced plan, except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: September 14, 2006	By:	/s/ Meg M. McGilley
		Name:	Meg M. McGilley
		Title:	Vice President and Chief Financial Officer